Exhibit 99.2

GlobalSCAPE, Inc. Appoints Senior Industry Leaders to Oversee Sales and Operations
Canavan Named Vice President of Sales; Mello Named Vice President of Operations

SAN ANTONIO – October 3, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced that the Company has appointed two senior leaders to head its Sales and Operations teams. Michael Canavan has been named Vice President of Sales while David Mello has been appointed Vice President of Operations.

Canavan will be responsible for leading and overseeing all direct and channel sales teams for the organization. He comes to Globalscape with more than 15 years of sales and engineering experience. Prior to Globalscape, Canavan served as a Senior Vice President of B2B Sales at Kaspersky Lab North America. In this role, he was responsible for all business-to-business sales activities in North America, which included overseeing channel and pre-sales system engineering teams. He’s held various roles in sales, engineering and product management at Kaspersky Lab, Trend Micro and CDW, among others.

As Vice President of Operations, Mello will be responsible for leading the customer support, professional services, pre-sales engineering and MIS teams. Prior to joining Globalscape, Mello served as Senior Vice President of Support and Services at Kaspersky Lab North America, where he served on the North American executive team. In that role, he was responsible for post-sales support of both consumer and business products, as well as developing and executing training for the internal technical teams. Mello has also served as a senior operations and client services leader at organizations such as BiddingforGood, Kewill Systems and DNS Worldwide.

Supporting Quote:
Matt Goulet, President and CEO at Globalscape
“Mike and Dave are incredibly talented professionals with an exceptional mix of sales, operations and engineering experience under their belts. Considering that both are also veterans in the security industry, their unique perspective will be fundamental to infusing Globalscape with new leadership, guidance and efficiencies as we strive to securely move and enhance the value of data for our customers. Their expertise is critical to executing our long-term strategy and continuing to drive consistent growth opportunities for Globalscape, especially as we look toward new or tangential markets while expanding our footprint within others like MFT and iPaaS. I’m confident that by bringing on Mike and Dave, Globalscape will be able to strengthen our position as a global technology powerhouse.”

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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